Exhibit 99.1

ATEC Reports Third Quarter 2025 Financial Results

And Raises Full-Year Guidance

•
Total revenue grew $46 million or 30% to $197 million
•
Surgical revenue grew 31% to $177 million
•
Full-year revenue and profitability guidance increased

CARLSBAD, Calif., October 30, 2025 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a spine-focused provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended September 30, 2025, and recent corporate highlights.

Third Quarter 2025 Financial Results

Quarter Ended September 30, 2025
Total revenue	$197 million
GAAP gross margin	70%
Non-GAAP gross margin	70%
GAAP operating expenses	$153 million
Non-GAAP operating expenses	$127 million
GAAP net income / (loss)	($29) million
Non-GAAP net income / (loss)	$4 million
Adjusted EBITDA	$26 million
Adjusted EBITDA margin	13%
Ending cash balance	$156 million

Recent Highlights

•
Surgical revenue of $177 million grew by 31% on continued momentum of PTPTM and LTPTM
•
EOS revenue of $20 million grew by 29% YoY as EOS Insight® adoption increased
•
Achieved 26% growth in net new surgeon users, a key leading indicator of future growth
•
Delivered adjusted EBITDA of $26 million and 13% of revenue; expanding by 840 bps YoY
•
Generated $5 million in free cash flow in the quarter and is free cash flow positive the trailing twelve months

“I’m proud of the entire ATEC team for delivering another quarter of industry-leading results,” said Pat Miles, Chairman and Chief Executive Officer. “Our singular focus on spine is compelling an ever-growing number of surgeons to say yes to ATEC. They're saying yes, because they know what we know: by integrating data and informatics into our procedural solutions, we are indisputably making spine care better. We are now delivering durable, profitable revenue growth that is generating cash flow. As spine’s most relentless, deeply committed stewards, we are uniquely positioned to set the industry standard for years to come.”

Financial Outlook for the Full-Year 2025

For the fiscal year ending December 31, 2025, the Company now expects total revenue to grow 24% to $760 million compared to the previous expectation of $742 million. This includes surgical revenue of $684 million and EOS revenue of $76 million. The Company now expects non-GAAP adjusted EBITDA of approximately $91 million compared to the previous expectation of $83 million.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations section of ATEC’s corporate website.

To access the live webcast, please register at this link. Access details will be provided via email.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s corporate website for twelve months.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures listed below under “Non-GAAP Financial Measures.” The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the Company’s future earnings potential. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. We have not reconciled our non-GAAP financial measures for the full year 2025 because certain items that impact these figures are either uncertain or outside our control and cannot be reasonably predicted. Accordingly, a reconciliation of forward-looking, non-GAAP financial measures is not available. Included below are definitions of the non-GAAP financial measures the Company uses.

Non-GAAP Financial Measures

Free cash flow: Calculated by subtracting capital expenditures from cash flow provided by or used in operating activities. Management uses free cash flow to measure progress on its capital efficiency and cash flow initiatives.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: Non-GAAP gross profit represents GAAP gross profit with adjustments to exclude the impact of certain items recorded to cost of goods sold. Such potential adjustments are described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below. Non-GAAP gross margin represents non-GAAP gross profit as a percentage of GAAP net sales.

Non-GAAP Operating Expenses: Non-GAAP operating expenses represent GAAP operating expenses, such as sales, general, and administrative expense, and research and development expense, with adjustments to exclude the impact of certain items recorded in GAAP operating expenses. Such potential adjustments are described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below.

Non-GAAP Net Income (Loss) and Non-GAAP EPS: Non-GAAP net income (loss) represents GAAP net loss with adjustments to exclude the impact of certain items recorded in GAAP net loss. Such potential adjustments are described within the sections below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below. Non-GAAP EPS represents non-GAAP net income (loss) divided by weighted-average shares outstanding.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin: EBITDA represents earnings before non-operating income/expense, taxes, depreciation and amortization. Adjusted EBITDA consists of EBITDA with adjustments to exclude certain items described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP net sales.

Non-GAAP Adjustments

The Company's non-GAAP financial measures reflect the exclusion of the following items:

Amortization of acquired intangible assets: Represents amortization expense associated with intangible assets including, but not limited to customer relationships, intellectual property, and trade names acquired in business combinations and asset acquisitions. This adjustment does not include amortization from other intangibles.

Litigation-related expenses: We are involved in various litigation matters that from time to time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities and Exchange Commission.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value step-ups associated with tangible assets acquired in business combinations or asset acquisitions.

Restructuring expenses: From time-to-time, in order to realign the Company’s operations or to realize synergies from acquisitions, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: Represent one-time costs incurred in connection with business combinations, asset acquisitions, or debt financing and modification activities. These expenses may include, but are not limited to, legal and advisory fees, due diligence costs, contract termination charges, and other third-party expenses directly related to the planning or execution of these transactions. We exclude these costs because they can vary significantly from period to period and are not indicative of the underlying trends in our core business.

Foreign currency exchange impact: Gains and losses related to foreign currency transactions, which are recorded as other income (expense), net. Management excludes these items when evaluating the Company's operating results as they are primarily non-cash and non-operating in nature.

Loss on debt extinguishment: Represents charges recognized in connection with the early repayment, refinancing, or settlement of debt, including write-offs of unamortized debt discounts, premiums, or deferred financing costs, and any associated prepayment penalties. We exclude these items from non-GAAP results because they are non-recurring in nature, not indicative of ongoing operating performance, and can vary significantly from period to period based on financing activity.

Loss (gain) on derivative liability: Represents non-cash fair value adjustments associated with embedded derivative features related to our convertible debt. These mark-to-market changes are driven by fluctuations in our stock price and other valuation inputs, and do not reflect current operating performance. We exclude these amounts from non-GAAP results because they are non-cash, volatile, and unrelated to the company’s core business operations.

Non-cash interest expense: Consists primarily of interest expense related to the amortization of debt discounts, deferred financing costs, and other non-cash components associated with our convertible notes and other long-term debt instruments. We exclude this item from non-GAAP net income because it is non-cash in nature and does not reflect our core operating performance or current period cash expenditures.

Long-term income tax rate adjustment: The Company employs a structural long-term projected non-GAAP income tax rate of 26% for greater consistency across reporting periods. This long-term projected non-GAAP tax rate reflects historical and expected tax positions and excludes any benefit from deferred tax assets or valuation allowance changes. The long-term rate considers various factors, including the Company’s anticipated tax structure, its tax positions in different jurisdictions, and current impacts from key U.S. legislation where the Company operates. We will reevaluate this tax rate, as necessary, for events such as major changes in the U.S. tax environment, substantial changes in the Company’s geographic earnings mix due to acquisition activity, or other shifts in the Company’s strategy or business operations.

Other non-recurring expenses: These represent items that are unusual or infrequent in nature and that we believe are not indicative of our ongoing operating performance. Examples may include discrete costs associated with tax strategy implementation or one-time expenses related to customer restructuring or reorganization events. We evaluate such items based on their nature and significance and disclose material adjustments in our non-GAAP reconciliations.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding InformatiXTM platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth, and financial outlook and commitments; planned product launches, timelines, introductions, regulatory submissions or clearances; and the Company's ability to compel surgeon adoption and drive procedural growth. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding and the form of such funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the U.S. Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Robert Judd

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenue from products and services	$196,503	$150,719	$551,227	$434,769
Cost of sales	59,203	47,990	168,830	132,095
Gross profit	137,300	102,729	382,397	302,674
Operating expenses:
Research and development	18,679	20,357	53,987	57,474
Sales, general and administrative	124,303	109,200	369,827	335,541
Litigation-related expenses	6,520	2,093	20,327	8,611
Amortization of acquired intangible assets	3,731	3,848	11,187	11,538
Restructuring expenses	—	934	378	1,861
Total operating expenses	153,233	136,432	455,706	415,025
Operating loss	(15,933)	(33,703)	(73,309)	(112,351)
Other expense, net:
Cash interest expense, net	(5,312)	(5,417)	(15,957)	(14,454)
Noncash interest expense, net	(7,566)	(1,155)	(17,071)	(3,274)
Loss on debt extinguishment	—	—	(17,576)	—
Gain on derivative liability	—	—	620	—
Other income, net	307	623	1,637	897
Total other expense, net	(12,571)	(5,949)	(48,347)	(16,831)
Net loss before taxes	(28,504)	(39,652)	(121,656)	(129,182)
Income tax provision (benefit)	74	(36)	(27)	(391)
Net loss	$(28,578)	$(39,616)	$(121,629)	$(128,791)
Net loss per share, basic and diluted	$(0.19)	$(0.28)	$(0.81)	$(0.90)
Weighted average shares outstanding, basic and diluted	151,401	143,492	149,373	142,400
Stock-based compensation included in:
Cost of sales	$414	$1,439	$4,010	$2,476
Research and development	3,307	7,207	11,110	17,137
Sales, general and administrative	12,658	8,816	39,201	32,131
	$16,379	$17,462	$54,321	$51,744

ALPHATEC HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$155,741	$138,840
Accounts receivable, net	96,838	82,987
Inventories	166,890	175,264
Prepaid expenses and other current assets	20,310	20,308
Total current assets	439,779	417,399
Property and equipment, net	138,226	156,394
Right-of-use assets	32,610	34,701
Goodwill	75,199	70,976
Intangible assets, net	96,043	93,518
Other assets	5,391	2,722
Total assets	$787,248	$775,710

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$36,875	$52,984
Accrued expenses and other current liabilities	102,776	81,466
Contract liabilities	10,069	10,467
Short-term debt	64,663	1,656
Current portion of operating lease liabilities	6,442	6,453
Total current liabilities	220,825	153,026
Total long-term liabilities	531,314	613,250
Redeemable preferred stock	23,603	23,603
Stockholders' equity (deficit)	11,506	(14,169)
Total liabilities and stockholders' equity (deficit)	$787,248	$775,710

ALPHATEC HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(unaudited)
Gross profit, GAAP	$137,300	$102,729	$382,397	$302,674
Add: amortization of acquired intangible assets	65	308	179	922
Add: stock-based compensation	414	1,439	4,010	2,476
Add: purchase accounting adjustments on acquisitions	—	—	—	197
Non-GAAP gross profit	$137,779	$104,476	$386,586	$306,269
Gross margin, GAAP	69.9%	68.2%	69.4%	69.6%
Add: amortization of acquired intangible assets	0.0%	0.2%	0.0%	0.2%
Add: stock-based compensation	0.2%	1.0%	0.7%	0.6%
Add: purchase accounting adjustments on acquisitions	0.0%	0.0%	0.0%	0.0%
Non-GAAP gross margin	70.1%	69.3%	70.1%	70.4%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(unaudited)
Operating expenses, GAAP	$153,233	$136,432	$455,706	$415,025
Adjustments:
Stock-based compensation	(15,965)	(16,023)	(50,311)	(49,268)
Litigation-related expenses	(6,520)	(2,093)	(20,327)	(8,611)
Amortization of acquired intangible assets	(3,731)	(3,848)	(11,187)	(11,538)
Transaction-related expenses	—	—	—	117
Restructuring expenses	—	(934)	(378)	(1,861)
Other non-recurring expenses	—	—	—	(1,608)
Non-GAAP operating expenses	$127,017	$113,534	$373,503	$342,256

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(unaudited)
Net loss, GAAP	$(28,578)	$(39,616)	$(121,629)	$(128,791)
Cash interest expense, net	5,312	5,417	15,957	14,454
Noncash interest expense, net	7,566	1,155	17,071	3,274
Loss on debt extinguishment	—	—	17,576	—
Gain on derivative liability	—	—	(620)	—
Other income, net	(307)	(623)	(1,637)	(897)
Income tax expense (benefit)	74	(36)	(27)	(391)
Depreciation	14,889	16,491	45,655	45,950
Amortization expense	4,267	4,156	12,736	12,460
EBITDA	3,223	(13,056)	(14,918)	(53,941)
Add back significant items:
Stock-based compensation	16,379	17,462	54,321	51,744
Purchase accounting adjustments on acquisitions	—	—	—	197
Litigation-related expenses	6,520	2,093	20,327	8,611
Transaction-related expenses	—	—	—	(117)
Restructuring expenses	—	934	378	1,861
Other non-recurring expenses	—	—	—	1,608
Adjusted EBITDA	$26,122	$7,433	$60,108	$9,963

Adjusted EBITDA margin	13.3%	4.9%	10.9%	2.3%
Adjusted EBITDA margin expansion	840	bps	860	bps

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(unaudited)
Net loss, GAAP	$(28,578)	$(39,616)	$(121,629)	$(128,791)
Stock-based compensation	16,379	17,462	54,321	51,744
Amortization of acquired intangible assets	3,796	4,156	11,366	12,460
Restructuring expenses	—	934	378	1,861
Transaction-related expenses	—	—	—	(117)
Litigation-related expenses	6,520	2,093	20,327	8,611
Loss on debt extinguishment	—	—	17,576	—
Gain on derivative liability	—	—	(620)	—
Non-cash interest expense	7,566	1,155	17,071	3,274
Foreign currency exchange impact	(29)	(624)	(648)	(787)
Long-term income tax rate adjustment	(1,563)	3,800	517	13,946
Non-GAAP net income (loss)	$4,091	$(10,640)	$(1,341)	$(37,799)

Non-GAAP net income (loss) per share	$0.03	$(0.07)	$(0.01)	$(0.27)
Weighted average shares outstanding, basic and diluted	151,401	143,492	149,373	142,400